UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2024

AmeriServ Financial, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania	0-11204	25-1424278
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Main and Franklin Streets, Johnstown, PA	15901
(address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock	ASRV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 20, 2024, in connection with setting the record date for the previously announced Annual Meeting of Shareholders to be held virtually on August 20, 2024 (the “Annual Meeting”), the Board of Directors (the “Board”) of AmeriServ Financial, Inc. (the “Company”) amended Section 1.7 (Voting) of the Company’s bylaws (the “Bylaws”) to eliminate the requirement that the record date for a meeting of the Company’s shareholders be set at least 50 days prior to such meeting date. A copy of the Bylaws, as amended, is attached hereto as Exhibit 3.1 and the foregoing description is qualified by reference to the full text of the Bylaws attached hereto.

Item 8.01	Other Events.

The Board has set July 18, 2024 as the record date for shareholders eligible to vote at the Annual Meeting.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

3.1	Amended and Restated Bylaws of AmeriServ Financial, Inc., effective as of June 20, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

Date: June 24, 2024	By	/s/ Michael D. Lynch
Michael D. Lynch
EVP & CFO